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                                                                      EXHIBIT 11


                     STATEMENT OF COMPUTATION OF PRO FORMA
                       NET INCOME PER COMMON AND COMMON
                               EQUIVALENT SHARE


                                                                   AVERAGE SHARES
                                                                     OUTSTANDING
                                                                 FOR THE NINE MONTHS
                        SHARES                                   ENDED SEPTEMBER 30,
                        ISSUED               ISSUE DATE                 1997
                        ------               ----------                 ----
Common Stock          13,356,990                 (a)                 13,356,990
Common Stock             232,603                 (b)                    134,211
Common Stock              33,178                 (c)                     23,528
Options                      N/A                 (d)                    947,074
                                                                     ----------
                                                                     14,461,803
                                                                     ----------

METHOD USED FOR CALCULATION

(a)  Represents Common Stock issued and outstanding as of December 31, 1996.

(b) Shares issued upon exercise of stock options at various dates throughout 1997.

(c) Shares issued pursuant to the Employee Stock Purchase Plan at various dates throughout 1997.

(d)  Common stock equivalent shares calculated using the treasury method.